POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints
Jeffrey W. Acre, Ronald Basso, Aaron Wax, and Michael Kuder, and each of them, signing singly, the undersigned's true and lawful attorney-in-fact to:

1. prepare and execute in the undersigned's name and on the undersigned's behalf, in the undersigned's capacity as a director of II-VI Incorporated (the
"Company"), and submit to the U.S. Securities and Exchange Commission (the
"SEC") a Form ID, including any amendment thereto, and any other document necessary or appropriate to obtain codes, passwords or passphrases enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), or any rule or regulation of the SEC;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder and Form 144 under the Securities Act of 1933, as amended
(the "Securities Act"), including executing any such form or any amendment thereto on behalf of the undersigned and timely filing any such form with the
SEC and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act or Rule 144 of the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of July, 2022.

/s/ Mark Sobey
Mark Sobey